Exhibit 16.1

GRANT THORNTON LLP

211 N. Robinson, Suite 1200

Oklahoma City, OK, 73102

D 1 405 218 2800

F 1 405 218 2801

December 12, 2022

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Financial Strategies Acquisition Corp.

File No. 001-41133

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Financial Strategies Acquisition Corp. dated December 12, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
Grant Thornton LLP
Oklahoma City, Oklahoma